POWER OF ATTORNEY
(For Executing Forms 3, 4 and 5)

Know all by these presents that the undersigned hereby constitutes and appoints Scott A. Graeff ("Graeff"), the undersigned's true and lawful attorney-in-fact and agent to:
(1)    Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the "SEC") Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16(a) of the Exchange Act and the rules thereunder;
(2)    Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5 (including amendments thereto and joint filing agreements in connection therewith) and timely file such forms with the SEC and any stock exchange, self-regulatory association or any other authority; and
(3)    Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any such attorney-in-fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in- fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact or, as to any representative of Luna Innovations Incorporated (the "Company"), or such attorney-in-fact is no longer affiliated with the Company, as applicable.  This Power of Attorney revokes any other power of attorney that the undersigned has previously granted to Scott A. Graeff.  This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.
Dated:  May 24, 2017

By:    /s/ Warren B. Phelps, III
    Name: Warren B. Phelps, III